UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52585	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 8.01 of Form 8-K.

Item 8.01. Other Events.

On August 24, 2012, as part of its process to refinance its existing unsecured line of credit facility, the Company, through three of its wholly owned subsidiaries, entered into three secured loan agreements (the “Loan Agreements”) with Keybank National Association. Each loan is secured by one of the Company’s hotels. The hotels securing the Loan Agreements are: the Courtyard® by Marriott® hotel in Hattiesburg, Mississippi, the Courtyard® by Marriott® hotel in Rancho Bernardo, California and the Courtyard® by Marriott® hotel in Kirkland, Washington. Interest will be payable monthly on the outstanding balance of each loan at an annual rate 5.0%. The Loan Agreements mature in September 2022 and will amortize based on a 25 year term with a balloon payment due at maturity.

At closing the Company used the total proceeds of the loans ($33.9 million) to reduce the outstanding balance on its $85 million unsecured line of credit facility and to pay transaction costs.

The Loan Agreements contain representations, financial and other affirmative and negative covenants, events of default and remedies typical for these types of Loan Agreements.

The foregoing summary does not purport to be a complete statement of the terms and conditions under the Loan Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

August 30, 2012